Exhibit 99.1
Contact
Kevin J. Purcell
727-461-3000
For Immediate Release

Aerosonic Stockholders Elect Directors and Approve Stock
Incentive Plan Amendment at Annual Stockholders’ Meeting

CLEARWATER, Fla. – July 14, 2009 - Aerosonic Corporation (NYSE Amex: AIM), a leading supplier of precision flight products for commercial, business and military aircraft, announced today that at its Annual Meeting of Stockholders held Monday, July 13, 2009, stockholders elected P. Mark Perkins and Roy Robinson as directors, to serve until the 2012 Annual Meeting of Stockholders. Stockholders also approved an amendment to the Aerosonic Corporation 2004 Stock Incentive Plan (the “Plan”) that extended the duration of the Plan for five years to July 14, 2014 and increased the total number of shares of Aerosonic common stock issuable pursuant to the Plan from 400,000 shares of common stock to 550,000 shares.

Aerosonic Corporation, headquartered in Clearwater, Florida, is principally engaged in the manufacture of aviation products.  Locations of the Company include Clearwater, Florida and Earlysville, Virginia.  For additional information, visit the Company’s website at www.aerosonic.com.

This document contains statements that constitute "forward-looking" statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. "Forward-looking" statements contained in this document include the intent, belief or current expectations of the Company and its senior management team with respect to future actions by officers and directors of the Company, prospects of the Company's operations, profits from future operations, overall future business prospects and long term stockholder value, as well as the assumptions upon which such statements are based.

Investors are cautioned that any such forward-looking statements are not guarantees of future performance, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements in this document include, but are not limited to, adverse developments involving operations of the Company's business units, failure to meet operating objectives or to execute the business plan, and the failure to reach revenue or profit projections. The Company undertakes no obligation to update or revise the forward-looking statements contained in this document to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.